EXHIBIT (99.1)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, $0.01 par value, of Magellan Petroleum Corporation and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: December 13, 2006

ORIGIN ENERGY LIMITED

By:	/s/ WILLIAM M HUNDY
Name:	William M Hundy
Title:	Secretary

ORIGIN ENERGY RESOURCES LTD

By:	/s/ WILLIAM M HUNDY
Name:	William M Hundy
Title:	Secretary

SAGASCO NT PTY LTD

By:	/s/ WILLIAM M HUNDY
Name:	William M Hundy
Title:	Secretary

SAGASCO AMADEUS PTY LIMITED

By:	/s/ WILLIAM M HUNDY
Name:	William M Hundy
Title:	Secretary